Exhibit 99.1
SandRidge Energy, Inc. Prices Private Offering of $225 Million
8.5% Convertible Perpetual Preferred Stock
Oklahoma City, Oklahoma, January 15, 2009 — SandRidge Energy, Inc. (NYSE: SD) today announced that it has priced a private offering of 2.25 million shares of a new series of 8.5% convertible perpetual preferred stock for net proceeds of approximately $207 million. Shares are being issued to qualified institutional buyers eligible under Rule 144A. The company has also granted a 30-day option to the initial purchasers to purchase an additional 400,000 shares, or $40 million, of convertible preferred stock solely to cover over-allotments, if any.
The annual dividend on each share of convertible preferred stock is $8.50 and is payable semi-annually, in arrears, on each February 15 and August 15, commencing on February 15, 2010, when, as and if declared by the company’s board of directors. No dividends will accrue or accumulate prior to August 15, 2009. The company may, at its option, pay dividends in cash, common stock or any combination thereof.
Each share of convertible preferred stock has a liquidation preference of $100 per share and is convertible, at the holder’s option, at any time on or after April 15, 2009, initially into approximately 12.4805 shares of company common stock based on an initial conversion price of $8.0125 per share. The conversion price will be subject to customary adjustments in certain circumstances. No payment or adjustment for accumulated dividends will be made upon conversion. At any time on or after February 20, 2014, the company may, at its option, cause all outstanding shares of the convertible preferred stock to be automatically converted if the closing price of the company’s common stock equals or exceeds certain thresholds.
Closing of the private offering is expected to occur on January 21, 2009 and will be subject to satisfaction of various customary closing conditions.
The convertible preferred stock and any shares of company common stock issuable pursuant to the terms of the convertible preferred stock have not been registered under the Securities Act of 1933 or applicable state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. The company plans to offer and issue the preferred stock only to qualified institutional buyers pursuant to Rule 144A under the Securities Act.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.
For further information, please contact:
Kevin R. White
Senior Vice President
SandRidge Energy, Inc.
123 Robert S. Kerr Avenue
Oklahoma City, Oklahoma 73102-6406
(405) 429-5515

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements express a belief, expectation or intention and are generally accompanied by words that convey projected future events or outcomes. The forward-looking statements include projections and estimates of proceeds from the sale of securities. We have based these forward-looking statements on our current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the volatility of capital markets, and the availability and terms of capital, which are beyond our control. We refer you to the discussion of risks under Risk Factors in the prospectus we filed with the Securities and Exchange Commission (“SEC”) on September 17, 2008 and in Part II, Item 1A — Risk Factors of our Quarterly Report on Form 10-Q filed with the SEC on November 6, 2008. All of the forward-looking statements made in this press release are qualified by these cautionary statements. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on our company or our business or operations. Such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. We undertake no obligation to update or revise any forward-looking statements.
Website: http://www.sandridgeenergy.com/